EXHIBIT 99.1

Norwegian Cruise Line Holdings Ltd. Unveils Next Phase of Return to Cruising Outside the U.S.

Announces Return to Service of Oceania Cruises and Regent Seven Seas Cruises®

Beginning August 2021 in Europe

Norwegian Cruise Line Continues Phased Relaunch with Voyages in the Mediterranean Beginning September 2021

All Initial Voyages to Operate with Multi-Layered SailSAFETM Health and Safety Program Including Mandatory Vaccinations for All Guests and Crew and Universal COVID-19 Testing

Company Awaits Further Discussions with CDC on Proposal Submitted to Re-Start Cruising from the U.S. in July

MIAMI, April 28, 2021 (GLOBE NEWSWIRE) -- Norwegian Cruise Line Holdings Ltd. (the “Company”) (NYSE: NCLH), a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands, today unveiled the next phase of its long awaited plan to resume cruising outside of the U.S. this summer. Oceania Cruises will resume operations with sailings to Scandinavia and Western Europe beginning in August and Regent Seven Seas Cruises will restart cruising with voyages from the U.K. beginning in September. In addition, Norwegian Cruise Line will continue its phased restart with Mediterranean voyages on board Norwegian Epic and Norwegian Getaway in September, following its previously announced Caribbean and Europe itineraries beginning in July and August. In parallel, the Company continues to await feedback on its proposal submitted to the U.S. Centers for Disease Control and Prevention (“CDC”) on April 5, 2021, outlining its plan to restart cruising from U.S. ports starting July 4th and requesting the CDC lift the Conditional Sail Order. All initial voyages will operate with fully vaccinated guests and crew in addition to the Company’s robust, multi-layered SailSAFETM health and safety program, which includes universal COVID-19 testing prior to embarkation.

“We are pleased to unveil the next chapter of our resumption of cruise voyages embarking outside of the U.S. with sailings in Europe on all three of our award-winning brands. We value the health, safety and well-being of our guests, crew and the communities we visit above all else and we have worked tirelessly to develop our science-backed plan to safely resume cruising, including mandatory vaccinations and robust SailSAFE preventative protocols,” said Frank Del Rio, president and chief executive officer of Norwegian Cruise Line Holdings Ltd. “As part of our two-pronged approach to return to cruising within and outside of the U.S., we are simultaneously planning for a potential resumption of cruising from U.S. ports while we await further discussion with the CDC regarding our proposal for a July 4th restart to participate in America’s national opening.”

As part of the Company’s phased return to cruising, Oceania Cruises will restart cruise operations with the Marina in August, resuming her originally published voyage schedule commencing on August 29, 2021 in Copenhagen. Regent Seven Seas Cruises will return to sailing with Seven Seas Splendor cruising from the U.K. beginning September 11, 2021. The voyage will also mark the resumption of Seven Seas Splendor’s inaugural season, with the ship having only completed two cruises with guests after being christened in February 2020. All voyages on these brands, excluding these newly announced voyages, with embarkation dates through September 30, 2021 have been cancelled. Impacted guests on voyages that will not operate will be notified accordingly.

Norwegian Cruise Line will continue its return to cruising with voyages in the Mediterranean during September and October on Norwegian Epic and Norwegian Getaway. Norwegian Epic will cruise seven-night Western Mediterranean itineraries from Sept. 5, 2021 through Oct. 24, 2021 and Norwegian Getaway will sail 10 to 11-day Greek Isles voyages from Rome (Civitavecchia) from Sept. 13, 2021 to Oct. 25, 2021. The Company previously announced its initial restart with sailings originating in Jamaica, Dominican Republic and Greece beginning in July 2021 with Norwegian Joy, Jade and Gem. Certain sailings for Norwegian Cruise Line outside of these newly announced voyages have been cancelled. Impacted guests on voyages that will not operate will be notified accordingly.

The Company continues to expect a phased-in approach to reintroducing additional vessels across its three brands while taking into account the public health environment, global travel restrictions and port availability, among other considerations. All voyages will operate with the Company’s comprehensive SailSAFE health and safety protocols which were developed with leading public health and scientific experts including the Healthy Sail Panel and the SailSAFE Global Health and Wellness Council.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company which operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. With a combined fleet of 28 ships with approximately 60,000 berths, these brands offer itineraries to more than 490 destinations worldwide. The Company has nine additional ships scheduled for delivery through 2027, comprising approximately 24,000 berths.

About SailSAFE

Norwegian Cruise Line Holdings Ltd. established its SailSAFE health and safety program in response to the unique challenges of the COVID-19 global pandemic to protect guests, crew and communities visited. SailSAFE is a robust and comprehensive health and safety strategy with new and enhanced protocols to create multiple layers of protection against COVID-19. This science-backed plan for a safe and healthy return to cruising was developed in conjunction with a diverse group of globally recognized experts and will be continuously improved and refined using the best available science and technology. For more information on the SailSAFE health and safety program please visit http://www.nclhltd.com/Health-and-Safety.

About the SailSAFE Global Health and Wellness Council

The SailSAFE Global Health and Wellness Council (“Council”) was established by Norwegian Cruise Line Holdings Ltd. to provide expert advice on the implementation, compliance with and continuous improvement of the Company’s SailSAFE health and safety program. The Council will complement the work of the Healthy Sail Panel and continuously evaluate and identify ways to improve health and safety standards after cruise voyages resume, utilizing the best technologies and information available. The Council is cross-functional, diverse and extensively experienced, comprised of six experts at the forefront of their fields and led by Chairman of the Council, Dr. Scott Gottlieb, former commissioner of the U.S. Food and Drug Administration.

About the Healthy Sail Panel

Norwegian Cruise Line Holdings Ltd. in collaboration with Royal Caribbean Group established the Healthy Sail Panel (“HSP”), a group of 11 leading experts to help inform the cruise industry in the development of new and enhanced cruise health and safety standards in response to the global COVID-19 pandemic. The HSP, co-chaired by Dr. Scott Gottlieb, former commissioner of the U.S. Food and Drug Administration and Governor Mike Leavitt, former Secretary of the U.S. Department of Health and Human Services, consists of globally recognized experts from various disciplines, including public health, infectious disease, biosecurity, hospitality and maritime operations. The panel’s work, including detailed recommendations across five key areas of focus, is informing the Company’s health and safety protocols and has been widely shared with the cruise industry and open to any other industry that could benefit from the HSP’s scientific and medical insights.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the COVID-19 pandemic and the length of time we can withstand a suspension of voyages, our expectations regarding the resumption of cruise voyages and the timing for such resumption of cruise voyages, the implementation of and effectiveness of our health and safety protocols, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 pandemic, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price; our ability to comply with the CDC’s Framework for Conditional Sailing Order and any additional or future regulatory restrictions on our operations and to otherwise develop enhanced health and safety protocols to adapt to the pandemic’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow; coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions; our ability to work with lenders and others or otherwise pursue options to defer, renegotiate or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises; our future need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders; our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise; our success in reducing operating expenses and capital expenditures and the impact of any such reductions; our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election; trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto; the unavailability of ports of call; future increases in the price of, or major changes or reduction in, commercial airline services; adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events; adverse incidents involving cruise ships; adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; any further impairment of our trademarks, trade names or goodwill; breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection; changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs; mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities; the risks and increased costs associated with operating internationally; fluctuations in foreign currency exchange rates; overcapacity in key markets or globally; our expansion into and investments in new markets; our inability to obtain adequate insurance coverage; pending or threatened litigation, investigations and enforcement actions; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues; our reliance on third parties to provide hotel management services for certain ships and certain other services; our inability to keep pace with developments in technology; changes involving the tax and environmental regulatory regimes in which we operate; and other factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Andrea DeMarco
(305) 468-2339
InvestorRelations@nclcorp.com

Jessica John
(786) 913-2902